UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

B-Scada, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 333-150158

Delaware	333-150158	94-3399360
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

9030 W Ft Island Tr., Building 9, Crystal River, FL 34429	34429
(Address of principal executive offices)	(Zip Code)

(352) 564-9610

Registrant’s telephone number, including area code

1255 N Vantage Pt Dr., Suite A, Crystal River, FL  34429

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 10, 2014 the Chief Financial Officer of the Company concluded that the Company’s unaudited financial statements as of January 31, 2014 and for the quarter then ended should no longer be relied upon and should be restated to reflect a correction of an accounting error which occurred in January 2014.

The Company was provided information from a customer regarding an annual royalty payment owed to it from sales of its software. The original amount provided of $120,000 was included in revenues and accounts receivable as of and for the three months ended January 31, 2014. Subsequently, the Company received a revised reported amount of $603 from the customer. Simultaneously with this filing the Company is also filing an Amendment No.1 to its Quarterly Report on Form 10-Q for the quarter ended January 31, 2014 (the “Amendment”) to reflect the changes necessary in the Company’s unaudited financial statements as of January 31, 2014 and for the quarter then ended to correct the error. Note 1 to the financial statements included in the Amendment summarizes the effect of the restatement.

The Company’s Chief Financial Officer discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-SCADA, INC.

Date: June 12, 2014	By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
President and Chief Executive Officer

3